UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 18, 2017
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Marcus Drive, Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (631) 760-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 19, 2017, BioRestorative Therapies, Inc. (the "Company") and Mark Weinreb, President, Chief Executive Officer and Chairman of the Board of the Company, entered into an agreement to extend the expiration date of Mr. Weinreb's employment agreement with the Company from December 31, 2017 to March 31, 2018 in order to permit the Company and Mr. Weinreb to continue their negotiations with regard to the terms of a new employment agreement for Mr. Weinreb.

Item 3.02	Unregistered Sales of Equity Securities.

On November 15, 2017, the Company issued a five-year warrant to purchase 35,000 shares of the Company's common stock at an exercise price of $4.00 per share in consideration of services rendered. The grant date fair value of the warrant was approximately $56,000.

Between November 21, 2017 and December 8, 2017, the Company issued an aggregate of 32,992 shares of common stock in exchange for outstanding indebtedness in the aggregate amount of $67,904, inclusive of accrued and unpaid interest.

On November 27, 2017, the Company issued 10,000 shares of common stock of the Company at a purchase price of $3.00 per share.  In consideration of the share purchase, the Company issued to the subscriber a five-year warrant for the purchase 10,000 shares of common stock of the Company at an exercise price of $4.00 per share.

On November 28, 2017, in consideration of a loan to the Company in the principal amount of $230,000, the Company issued to the lender a five-year warrant for the purchase of 13,856 shares of common stock of the Company at an exercise price of $4.15 per share. The grant date fair value of the warrant was approximately $20,000. The loan is convertible into shares of the Company's common stock at the election of the lender at any time immediately on or after the issuance date until the balance has been paid in full, at a conversion price of $2.75 per share, subject to adjustment.

Between December 12, 2017 and December 21, 2017, the Company issued an aggregate of 354,584 shares of common stock pursuant to the exercise of warrants at an aggregate exercise price of approximately $709,000.  In connection with the share issuances, the Company issued to the purchasers of such shares additional two-year warrants for the purchase of an aggregate of 88,646 shares of common stock of the Company at an exercise price of $4.00 per share.

For each of the securities issuances, the Company relied upon Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), as transactions by an issuer not involving any public offering or Section 3(a)(9) of the Act as a security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. For each such transaction, the Company did not use general solicitation or advertising to market the securities, the securities were offered to a limited number of persons, the investors had access to information regarding the Company (including information contained in the Company's Registration Statement on Form S-1, Annual Report on Form 10-K for the year ended December 31, 2016, Quarterly Reports on Form 10-Q for the periods ended March 31, 2017, June 30, 2017, and September 30, 2017, Current Reports on Form 8-K filed with the Securities and Exchange Commission and press releases made by the Company), and management of the Company was available to answer questions from prospective investors.  The Company reasonably believes that each of the investors is an accredited investor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: December 21, 2017	By:	/s/
Mark Weinreb
Chief Executive Officer